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<FILENAME>doc7.txt


[Letterhead of Pannell Kerr Forster]

Consent of Independent Chartered Accountants

Jai Woo Lee
Penn Biotech Inc.
16 Floor, 543 Granville Street
Vancouver, BC, Canada V6C 1X8

Re: Penn Biotech Inc.'s Registration Statement on Form F-1

We consent to the reference to our firm under the caption "Interest of Named Experts and Counsel" and to the use of our report dated January 31, 2003, in the registration statement on Form F-1 and related Prospectus of Penn Biotech Inc. for the registration of shares of its common stock to be sold by selling shareholders and ffered for sale by the Company.

/s/  Pannell  Kerr  Forster /S/
Pannell  Kerr  Forster,
Chartered  Accountants


Vancouver, British Columbia
March 31, 2003